GREENBERG TRAURIG, LLP
Attorneys for Debtors
200 Park Avenue
New York, New York  10166
(212) 801-9200
Richard S. Miller
Howard J. Berman
David Neier
Robert Honeywell

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------------------------X  Chapter-11
                                                    :
In re:                                                 Lead Case No.
                                                    :  00-42719 (CB)
JACOM COMPUTER SERVICES, INC.,
UNICAPITAL CORPORATION, et al.,                     :  Case Nos. 00-42719 (CB)
                                                       through 00-42837 (CB) and
                                                    :  No. 01-11617 (CB)
Debtors.
----------------------------------------------------X  (Jointly Administered)


          NOTICE OF EFFECTIVE DATE OF SECOND AMENDED AND RESTATED PLAN
      OF REORGANIZATION, AS MODIFIED, OF UNICAPITAL CORPORATION AND DEBTOR
              SUBSIDIARIES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

TO ALL CREDITORS AND PARTIES-IN-INTEREST:

     PLEASE TAKE NOTICE that on January 31, 2002, the Effective Date of the Second Amended and Restated Plan of Reorganization, as Modified, of UniCapital Corporation and Debtor Subsidiaries under Chapter 11 of the Bankruptcy Code (the "Plan") occurred and the Plan has become effective as of such date.

     PLEASE TAKE FURTHER NOTICE that certain deadlines under the Plan are based on the Effective Date, as further described in the Notice of Entry of (1) Order Confirming Second Amended and Restated Plan of Reorganization, as Modified, of UniCapital Corporation and Debtor Subsidiaries under Chapter 11 of Bankruptcy Code, (2) Last Date to File Administrative Claims and Claims Arising from the Rejection of Executory Contracts, and (3) Last Date for Class 3 Creditors to File Proposed Collateral Values, dated January 9, 2002 (the "Notice of Entry"). If you have any questions, you may review the Plan and the Notice of Entry which may be accessed at the Bankruptcy Court's general website address at http://www.nysb.uscourts.gov.

Dated:  New York, New York
        February 1, 2002                 Respectfully Submitted,

                                         GREENBERG TRAURIG, LLP

                                         Attorneys for Jacom Computer Services,
                                         Inc., UniCapital Corporation, et al.,
                                         Debtors


                                         By:  /s/ Richard S. Miller
                                              ------------------------------
                                                  Richard S. Miller (RM-2428)
                                                  200 Park Avenue
                                                  New York, New York  10166
                                                  (212) 801-9200